Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to the Registration Statement (No. 333-170620) of Noranda Aluminum Holding Corporation of our report dated February 6, 2009 relating to the 2008 and 2007 consolidated financial statements of St. Ann Bauxite Limited and its subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche Chartered Accountants

Kingston, Jamaica

November 29, 2010